Exhibit 10.33

EXECUTION COPY

GUARANTY

This Guaranty (this “Guaranty”), dated as of May 2, 2006 and effective on and after the Spin Off Effective Date (as defined herein) is executed by Realogy Corporation, a Delaware corporation (the “Guarantor”), in favor of Cartus Relocation Corporation, a Delaware corporation (“Relocation”); Kenosia Funding, LLC, a Delaware limited liability company, as Issuer (the “Issuer”), and The Bank of New York, a New York state banking corporation, as trustee (the “Trustee”) under the Indenture dated as of March 7, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”); and Gotham Funding Corporation as purchaser (the “Purchaser”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as administrative agent (the “Administrative Agent”) under the Note Purchase Agreement dated as of March 7, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and between the Issuer, Relocation, Cartus Corporation, a Delaware corporation (“Cartus”), as originator and servicer, the Purchaser and the Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Indenture or that certain Purchase Agreement dated as of March 7, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) between Relocation and Cartus.

WHEREAS, Cartus on the Spin Off Effective Date will be a wholly-owned Subsidiary of the Guarantor and the Guarantor is expected to receive substantial direct and indirect benefits from the transactions contemplated in the Purchase Agreement, the Fee Receivables Purchase Agreement, the Receivables Purchase Agreement, the Servicing Agreement and the Indenture;

WHEREAS, as an inducement for (i) Relocation to make purchases under the Purchase Agreement, (ii) the Issuer to acquire the Cartus Purchased Assets and KF Purchased Assets thereunder under the terms of the Fee Receivables Purchase Agreement and the Receivables Purchase Agreement and (iii) the Purchaser and the Administrative Agent to provide funding and otherwise act under the terms of the Note Purchase Agreement, the Guarantor has agreed to guaranty the due and punctual payment and performance of Cartus’ obligations, whether as Originator under the Relocation Purchase Agreement, as Originator under the Fee Receivables Purchase Agreement, as Servicer under the Servicing Agreement or as Originator and Servicer under the Note Purchase Agreement; Relocation obligations, whether as Originator and Seller under the Receivables Purchase Agreement or as Originator under the Note Purchase Agreement; and payment of certain other amounts as set forth herein.

NOW, THEREFORE, the Guarantor hereby agrees with Relocation, the Issuer, the Trustee, the Purchaser and the Administrative Agent as follows:

§1. Definitions.

As used herein:

“Spin Off Effective Date” has the meaning assigned to that term in the Third Omnibus Amendment, Agreement and Consent dated May 2, 2006 among Cartus, Relocation, the Issuer, the Trustee, the Purchaser and the Administrative Agent.

“Obligations” means, collectively, all covenants, agreements, representations and warranties, terms, conditions and other obligations to be performed and observed (i) by Cartus (whether in its capacity as Originator under the Purchase Agreement, as Originator under the Fee Receivables Purchase Agreement, as Servicer under the Servicing Agreement or as Originator and Servicer under the Note Purchase Agreement) under the Purchase Agreement, the Fee Receivables Purchase Agreement, the Servicing Agreement or the Note Purchase Agreement, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by Cartus under the Purchase Agreement, the Fee Receivables Purchase Agreement, or the Servicing Agreement or the Note Purchase Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts, advances required to be made pursuant to Section 3.12 of the Servicing Agreement or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to Cartus (in each case whether or not allowed as a claim in such Insolvency Proceeding) and (ii) by Relocation (whether in its capacity as Originator under the Receivables Purchase Agreement or the Note Purchase Agreement) under the Receivables Purchase Agreement or the Note Purchase Agreement, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by Relocation under the Receivables Purchase Agreement or the Note Purchase Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to Relocation (in each case whether or not allowed as a claim in such Insolvency Proceeding). For the avoidance of doubt, it is acknowledged and agreed that, without limiting any other description set forth in this definition, “Obligations” includes any sums owing by Cartus or Relocation in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise as the result of (i) any delay in or failure of Cartus to deposit funds in the Collection Account as required pursuant to Section 4.01 of the Servicing Agreement; (ii) any failure of the Servicer to notify the Trustee and the Noteholders of an Asset Amount Deficiency within one Business Day after its occurrence; and (iii) any judicial or administrative challenge to the legality of the assignment of the Receivables to the Issuer and the pledge thereof to the Trustee which is brought by an Employer.

“Other Amounts” means, collectively, the following amounts:

(a) with respect to any Distribution Date during the Amortization Period, the aggregate Unpaid Balance, as of the end of the immediately preceding Monthly Period, of all KF Equity Receivables that are Unsold Home Receivables relating to Homes that had been owned, as of any day during such Monthly Period, for more than 180 days by either Originator, and for which no payments in respect of Other Amounts calculated pursuant to this clause (a) have previously been made;

(b) with respect to any Distribution Date during the Amortization Period, the aggregate Unpaid Balance, as of the end of the immediately preceding Monthly Period, of all Unbilled USPS Receivables relating to Homes that had been owned, as of any day during such Monthly Period, for more than 360 days by either Originator, and for which no payments in respect of Other Amounts calculated pursuant to this clause (b) have previously been made;

(c) with respect to any Distribution Date during the Amortization Period and all KF Equity Receivables and other Equity Receivables arising out of or with respect to Equity Loans, Equity Payments, Mortgage Payments and Mortgage Payoffs for which final payments in respect of Home Sale Proceeds have been received during the immediately preceding Monthly Period, the amount by which (i) the aggregate Unpaid Balances of such KF Equity Receivables and other Equity Receivables as of the end of such Monthly Period exceeds (ii) the aggregate Home Sale Proceeds and payments by Employers for losses sustained with respect to a Homes under Guaranteed Government Contracts following the sales of such Homes;

(d) with respect to any Distribution Date during the Amortization Period, the aggregate Unpaid Balance, as of the end of the immediately preceding Monthly Period, of all Receivables previously identified in the Monthly Originator Report as Eligible Receivables that have become Ineligible Receivables during such Monthly Period other than those that have become Ineligible Receivables because they are Defaulted Receivables or due to other reasons relating to the financial condition or creditworthiness of the related Obligors; and

(e) with respect to any Distribution Date during the Amortization Period, the aggregate amount of reductions to the Unpaid Balances of Receivables included in the Pledged Assets due to Concessions during the immediately preceding Monthly Period.

§2. Guaranty of Obligations and Other Amounts. The Guarantor on and after the Spin Off Effective Date hereby guarantees to Relocation and the Issuer (each, a “Guarantied Party”) the full and punctual payment and performance by Cartus and Relocation of all of the Obligations and the Other Amounts. This Guaranty is, on and after the Spin Off Effective Date, an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and the Other Amounts and is in no way conditioned upon any requirement that any Guarantied Party first attempt to collect any amounts owing by Cartus or Relocation to such Guarantied Party from Cartus or Relocation, as the case may be, or resort to any collateral security, any balance of any deposit account or credit on the books of any Guarantied Party in favor of Cartus or Relocation or any other Person or other means of obtaining payment. Should Cartus or Relocation default in the payment or performance of any of the Obligations or the Other Amounts, any Guarantied Party may cause the immediate performance by the Guarantor of the Obligations and the Other Amounts and cause any payment obligations to become forthwith due and payable to such Guarantied Party, without demand or notice of any nature (other than as expressly provided herein or in the Transaction Documents), all of which are expressly waived by the Guarantor.

§3. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Guarantied Party, forthwith upon demand in funds immediately available to such Guarantied Party, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by such Guarantied

Party in connection with the Obligations or the Other Amounts, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the rate of interest most recently published in The Wall Street Journal as the “Prime Rate” plus 2%. Changes in the rate payable hereunder shall be effective on each date on which a change in the “Prime Rate” is published.

§4. Waivers by Guarantor; Freedom to Act. The Guarantor waives notice of acceptance of this Guaranty, notice of any action taken or omitted by any Guarantied Party in reliance on this Guaranty, and any requirement that any Guarantied Party be diligent or prompt in making demands under this Guaranty, giving of notice of any Relocation Purchase Termination Event, KF Purchase Termination Event or Servicer Default (so long as Cartus is the Servicer) or asserting any other rights of any Guarantied Party under this Guaranty. The Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Obligations and the Other Amounts by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or thereafter in effect. Each Guarantied Party shall be at liberty, without giving notice to or obtaining the consent of the Guarantor, to deal with Cartus, Relocation and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations or the Other Amounts, in such manner as such Guarantied Party in its sole discretion deems fit, and to this end the Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) an amendment or modification of, or supplement to, any Transaction Document, including without limitation any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Obligations, the Other Amounts or any part thereof at any time; (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of any Transaction Document or any Obligation (including without limitation with respect to any Relocation Purchase Termination Event, KF Purchase Termination Event or Servicer Default (so long as Cartus is the Servicer)) or any right, power or remedy with respect thereto; (c) any Insolvency Proceeding with respect to Cartus, Relocation or any other Person; (d) any exercise or non-exercise of any right, power or remedy with respect to the Obligations, the Other Amounts or any part thereof or any Transaction Document, or any collateral securing the Obligations, the Other Amounts or any part thereof; (e) any law, regulation or order of any jurisdiction affecting any term of any Obligation or Other Amount or rights of Cartus or Relocation with respect thereto; (f) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations, the Other Amounts or any part thereof; (g) any invalidity or any unenforceability of, or any misrepresentation (other than by the Issuer), irregularity or other defect in, any Transaction Document or any Obligation or Other Amount; (h) the existence of any claim, setoff or other rights that the Guarantor may have at any time against Cartus or Relocation in connection herewith or any unrelated transaction; (i) any failure on the part of Cartus or Relocation to perform or comply with any term of the Relocation Purchase Agreement, Fee Receivables Purchase Agreement or Receivables Purchase Agreement, the Servicing Agreement or any other Transaction Document, in each case to which Cartus or Relocation is a party; or (j) any other circumstance that might otherwise constitute a defense (other than payment and performance) available to, or a discharge of, a guarantor or Cartus or Relocation, all whether or not the Guarantor shall have had notice or knowledge of any event or circumstance referred to in the foregoing clauses (a) through (j) of this Section 4.

§5. Unenforceability of Obligations Against Cartus and Relocation. Notwithstanding (a) any change of ownership of Cartus or Relocation or any Insolvency Proceeding with respect to Cartus or Relocation or any other change in the legal status of Cartus or Relocation; (b) the change in or the imposition of any law, decree, regulation or other governmental act that does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Cartus or Relocation or the Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or the Other Amounts or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations, the Other Amounts or this Guaranty; or (d) if any of the moneys included in the Obligations have become irrecoverable from Cartus or Relocation for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on the Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations and the Other Amounts, and it shall not be rendered unenforceable by he invalidity of any such other guaranty or security. In the event of acceleration of the time for payment of any of the Obligations, such amounts then due and owing under the terms of the Relocation Purchase Agreement, Fee Receivables Purchase Agreement, Receivables Purchase Agreement, Servicing Agreement or Note Purchase Agreement in connection with the Obligations shall be immediately due and payable by the Guarantor.

§6. Representations and Warranties. The Guarantor represents and warrants that:

(a) Organization and Good Standing. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Qualification. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure so to qualify to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to give rise to a material adverse effect with respect to the Guarantor.

(c) Power and Authority; Due Authorization. The Guarantor has (i) all necessary corporate power and authority to execute and deliver this Guaranty and to perform all its obligations hereunder and (ii) duly authorized by all necessary corporate action the execution, delivery and performance of this Guaranty.

(d) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution, delivery and performance of this Guaranty, and the fulfillment of the terms hereof, will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the certificate of incorporation or the bylaws of the Guarantor or (B) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Guarantor is a party or by which it or any of its properties is bound or (ii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to the Guarantor or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Guarantor or any of its properties, which conflict or violation described in this clause (ii), individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty.

§7. Subordination. The payment of any amounts due with respect to any indebtedness of Cartus or Relocation now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all the Obligations and the Other Amounts. The Guarantor agrees that, after the occurrence and during the continuation of a Cartus Purchase Termination Event or a KF Purchase Termination Event or a Servicer Default or an Unmatured Servicer Default (so long as Cartus is the Servicer), the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Cartus or Relocation to it until all of the Obligations and the Other Amounts shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations or Other Amounts are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Guarantied Parties and be paid over to the Trustee on account of the Obligations or Other Amounts, as the case may be, without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies which any Guarantied Party may at any time and from time to time have with respect to the Guarantor.

§8. Guarantor’s Acknowledgment and Agreements.

(a) The Guarantor hereby acknowledges that the Guarantied Parties are entering into the transactions contemplated by the Transaction Documents in reliance upon the identity of each of the Issuer and Relocation, as a legal entity separate from Cartus and the other CMS Persons. Therefore, from and after the date hereof until one year and one day after the Final Payout Date, the Guarantor will, and will cause each of its Subsidiaries and Affiliates (other than Relocation and the Issuer) to, take such actions as shall be required in order that the covenants set forth in Section 7.1(e) of the Purchase Agreement are complied with at all times.

(b) The Guarantor agrees that, if at any time the Issuer ceases to be a wholly-owned subsidiary of Cendant, then, in such event, the Guarantor shall cause to be executed a tax sharing agreement between the Issuer and the ultimate parent of the Issuer, in form and substance satisfactory to the Majority Investors.

§9. No Petition. Each party hereto agrees that it will not institute against, or join any other person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature, in instituting against, the Purchaser, JH Management Company or any of their respective directors, officers or members any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Notes have been paid in full.

§10. Termination of Guaranty. The Guarantor’s obligations hereunder shall continue in full force and effect until the date that is one year and one day after the Final Payout Date, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations or Other Amounts is rescinded or must otherwise be restored or returned in connection with any Insolvency Proceeding with respect to Cartus, Relocation or any other Person, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any Guarantied Party is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations or Other Amounts shall impair, affect, be a defense to or claim against the obligations of the Guarantor under this Guaranty.

§11. Effect of Bankruptcy. This Guaranty shall survive the occurrence of any Insolvency Proceeding with respect to Cartus, Relocation or any other Person. No automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Cartus or Relocation is subject shall postpone the obligations of the Guarantor under this Guaranty.

§12. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by Relocation, the Issuer, the Trustee, the Purchaser, the Administrative Agent and their respective successors, transferees and assigns. The Guarantor hereby acknowledges that this Guaranty will be assigned by the Issuer to the Trustee. The Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of Relocation, the Issuer and the Trustee, acting at the direction of the Majority Investors. Without limiting the generality of the foregoing sentence, each Guarantied Party may, to the extent permitted by the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents, or sell participations in any interest therein, to any other entity or other Person, and such other entity or other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Guarantied Party herein.

§13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by Relocation, the Issuer and the Trustee, acting at the direction of the Majority Investors. No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

§14. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in he case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed as follows: (i) if to the Guarantor, 1 Campus Drive, Parsippany, New Jersey 07054, Attention: Treasurer, (ii) if to Relocation, at its address for notices set forth in the Purchase Agreement, (iii) if to the Issuer, to its address for notices set forth in the Indenture and (iv) if to the Trustee, to its address for notices set forth in the Indenture.

§15. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

§16. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, AND HEREBY (a) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (c) IN THE CASE OF THE GUARANTOR, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE GUARANTOR AGREES TO ENTER INTO ANY AGREEMENT RELATING TO SUCH APPOINTMENT WHICH THE PROCESS AGENT MAY CUSTOMARILY REQUIRE, AND TO PAY THE PROCESS AGENT’S CUSTOMARY FEES UPON DEMAND. AS AN ALTERNATIVE METHOD OF

SERVICE, THE GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF SUCH PROCESS TO THE GUARANTOR AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER PERMITTED BY LAW OR AFFECT THE RIGHT OF EITHER PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY HERETO OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

§17. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

§18. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations or Other Amounts. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guaranty, the amount of such liability shall, without any further action by the Guarantor, Relocation or the Issuer be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

IN WITNESS WHEREOF, this Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

REALOGY CORPORATION

By:	/s/ Dave Weaving
Name:	Dave Weaving
Title:	SVP and CFO

Acknowledged and

Accepted as of this

day of May, 2006

CENDANT MOBILITY RELOCATION COMPANY

By	/s/ Eric J. Barnas
Name:	Eric J. Barnas
Title:	SVP, CFO

KENOSIA FUNDING, LLC as Issuer

By	/s/ Eric J. Barnas
Name:	Eric J. Barnas
Title:	SVP, CFO

THE BANK OF NEW YORK, as Trustee

By	/s/ Catherine Murray
Name:	Catherine Murray
Title:	Assistant Vice President

GOTHAM FUNDING CORPORATION

By	/s/ R. Douglas Donaldson
Name:	R. Douglas Donaldson
Title:	Treasurer

[Signature Page to Guaranty]

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent

By	/s/ Aditya Reddy
Name:	Aditya Reddy
Title:	VP

[Signature Page to Guaranty]